SUBSCRIPTION AGREEMENT


          THIS SUBSCRIPTION AGREEMENT (the "Agreement") is made as of this day of January, 2002, by and among I.D. SYSTEMS, INC., a Delaware corporation (the "Company"), and ___________________________ (the "Investor").

                              W I T N E S S E T H:

          WHEREAS, the Investor desires to subscribe for, purchase and acquire from the Company and the Company desires to sell and issue to the Investor ________ shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), upon the terms and conditions and subject to the provisions hereinafter set forth.

          NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. PURCHASE AND SALE OF THE SHARES. Subject to the terms and conditions of this Agreement, the Investor subscribes for and agrees to purchase and acquire from the Company and the Company agrees to sell and issue to the Investor the Shares, in the manner set forth in Section 2 hereof, at a purchase price of $8.00 per Share, yielding an aggregate purchase price of $ ($____________) (the "Purchase Price").

          2. TERMS OF PURCHASE AND SALE OF THE SHARES. The closing of the transactions contemplated hereby (the "Closing") shall take place immediately following the execution of this agreement at the offices of Sanders Morris Harris Inc., or at such other time and place as the parties may agree upon. At the Closing, the Investor shall deliver to the Company $___________ by wire transfer of immediately available funds pursuant to wire transfer instructions given to the Investor by the Company, and the Company shall deliver to the Investor a certificate, registered in the name of the Investor, representing _________ shares of Common Stock. At the Closing, the Company shall accept subscriptions for a minimum of 500,000 shares of Common Stock at a purchase price of $8.00 per share.

          3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In order to induce the Investor to enter into this Agreement, the Company represents and warrants the following:

               (a) Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite right, power and authority to execute, deliver and perform this Agreement.


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               (b)  Enforceability.  The execution,  delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Company, and, upon its execution by the Investor, shall constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

               (c) No Violations. The execution, delivery and performance of this Agreement by the Company do not and will not violate or conflict with any provision of the Company's Certificate of Incorporation or Bylaws and do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material instrument or agreement to which the Company is a party or by which the Company or its properties may be bound or affected.

               (d) Capitalization. The authorized capital stock of the Company consists of: 15,000,000) shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of the Closing, 5,871,000 shares of Common Stock (prior to giving effect to the issuance of the Shares) will be issued and outstanding. Upon issuance in accordance with the terms of this Agreement against payment of the Purchase Price therefor the Shares will be duly and validly authorized and issued, fully paid and nonassessable, and, assuming the accuracy of the representations and warranties of the Investor, will be issued in accordance with a valid exemption from the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws (the "State Acts").

               (e) Exchange Act Filing. All reports and statements required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, due at or prior to the date of this Agreement have been made. Such filings, together with all documents incorporated by reference therein, are referred to as "Exchange Act Documents." Each Exchange Act Document, as amended, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and no Exchange Act Document, as amended, at the time each such document was filed, included any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


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               (f)  Company   Financial   Statements.   The  audited   financial
          statements, together with the related notes of the Company at December 31, 2000 and 1999, and for the years then ended, and the unaudited financial statements of the Company at September 30, 2001, and for the
          nine  months  then  ended,   (collectively,   the  "Company  Financial
          Statements") included in the Company's Annual Report on Form 10-KSB for the year 2000 and its Quarterly Report on Form 10-QSB for the third quarter of 2001, respectively, fairly present in all material respects, on the basis stated therein and on the date thereof, the financial position of the Company at the respective dates therein specified and its results of operations and cash flows for the periods then ended. To the best knowledge of the Company, such statements and related notes have been prepared in accordance with generally accepted
          accounting   principles  applied  on  a  consistent  basis  except  as
          expressly noted therein.

               (g) No Material Liabilities. Except as disclosed on Schedule 2(iii) to the Placement Agent Agreement, since September 30, 2001, the Company has not incurred any material liabilities or obligations, direct or contingent, except in the ordinary course of business, and there has not been any material adverse change, or to the knowledge of the Company, any development involving a prospective material adverse change (so far as the Company may now foresee), in the condition (financial or otherwise), business, or results of operations of the Company or any change in the capital or increase in the long-term debt of the Company, nor has the Company declared, paid, or made any dividend or distribution of any kind on its capital stock.

               (h) No Disputes against Company. Except as disclosed in the Exchange Act Documents or as described on Schedule 2(vii) to the Placement Agent Agreement, there is no material pending or, to the knowledge of the Company, threatened (a) action, suit, claim, proceeding, or investigation against or affecting the Company, at law or in equity, or before or by any Federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding against or affecting the Company, (c) governmental inquiry against or affecting the Company, or (d) any action or suit by or on behalf of the Company pending or threatened against others.

          4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. In order to induce the Company to enter into this Agreement, the Investor represents and warrants the following:

               (a) Authority. The Investor has all requisite right, power and authority to execute, deliver and perform this Agreement.

               (b) Enforceability. The execution, delivery and performance of this Agreement by the Investor have been duly authorized by all requisite partnership or corporate action, as the case may be. This Agreement has been duly executed and delivered by the Investor, and, upon its execution by the Company, shall constitute the legal, valid and binding obligation of the Investor, enforceable in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

               (c) No Violations. The execution, delivery and performance of this Agreement by the Investor do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to, any material instrument or agreement to which the Investor is a party or by which the Investor or its properties may be bound or affected, and, do not or will not violate or conflict with any provision of the articles of incorporation or bylaws, partnership agreement, operating agreement, trust agreement or similar organizational or governing document of the Investor, as applicable.

               (d) Knowledge of Investment and its Risks. The Investor has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Investor's investment in the Shares. The Investor understands that an investment in the Company represents a high degree of risk and there is no assurance that the Company's business or operations will be successful. The Investor has considered carefully the risks attendant to an investment in the Company, and that, as a consequence of such risks, the Investor could lose Investor's entire investment in the Company.

               (e) Investment Intent. The Investor hereby represents and warrants that (i) the Shares are being acquired for investment for the Investor's own account, and not as a nominee or agent and not with a view to the resale or distribution of all or any part of the Shares, and the Investor has no present intention of selling, granting any participation in or otherwise distributing any of the Shares within the meaning of the Securities Act and (ii) the Investor does not have any contracts, understandings, agreements or arrangements with any person and/or entity to sell, transfer or grant participations to such person and/or entity, with respect to any of the Shares.

               (f) Accredited Investor. The Investor is an "Accredited Investor" as that term is defined by Rule 501 of Regulation D promulgated under the Securities Act.

               (g) Disclosure. The Investor has reviewed information provided by the Company in connection with the decision to purchase the Shares, including the Company's publicly-available filings with the SEC. The Company has provided the Investor with all the information that the Investor has requested in connection with the decision to purchase the Shares. The Investor further represents that Investor has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company. All such questions have been answered to the full satisfaction of the Investor.


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               (h) No Registration.  The Investor understands that Investor must bear the economic risk of Investor's investment in the Company for an indefinite period of time. The Investor further understands that (i) neither the offering nor the sale of the Shares has been registered under the Securities Act or any applicable State Acts in reliance upon exemptions from the registration requirements of such laws, (ii) the Shares must be held by he, she or it indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and any applicable State Acts, or an exemption from such registration
          requirements   is  available,   (iii)  except  as  set  forth  in  the
          Registration Rights Agreement between the Company and the Investor, the Company is under no obligation to register any of the Shares on the Investor's behalf or to assist the Investor in complying with any exemption from registration, and (iv) the Company will rely upon the
          representations   and   warranties   made  by  the  Investor  in  this
          Subscription Agreement in order to establish such exemptions from the registration requirements of the Securities Act and any applicable State Acts.

               (i) Transfer Restrictions.  The Investor will not transfer any of the Shares unless such transfer is registered or exempt from registration under the Securities Act and such State Acts, and, if requested by the Company in the case of an exempt transaction, the Investor has furnished an opinion of counsel reasonably satisfactory to the Company that such transfer is so exempt. The Investor understands and agrees that (i) the certificates evidencing the Shares will bear appropriate legends indicating such transfer restrictions placed upon the Shares, (ii) the Company shall have no obligation to honor transfers of any of the Shares in violation of such transfer restrictions, and (iii) the Company shall be entitled to instruct any transfer agent or agents for the securities of the Company to refuse to honor such transfers.

               (j) Principal Address. The Investors principal residence, if an individual, or principal executive office, if an entity, is set forth on the signature page of this Subscription Agreement.

          5. FURTHER ASSURANCES. The parties will, upon reasonable request, execute and deliver all such further assignments, endorsements and other documents as may be necessary in order to perfect the purchase by the Investor of the Shares.

          6. ENTIRE AGREEMENT; NO ORAL MODIFICATION. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto and may not be amended or modified except in a writing signed by both of the parties hereto.

          7. BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns; however, nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties hereto, or their respective heirs, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.


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          9. GOVERNING  LAW. This Agreement  shall be governed by, and construed and enforced in accordance with, the laws of the United States of America and the State of Delaware, both substantive and remedial. Exclusive venue and jurisdiction for any action arising hereunder shall lie in the court of competent jurisdiction located in New Castle County, Delaware, and the parties specifically agree to submit to such jurisdiction and waive any objections to such venue.

          10. PREVAILING PARTIES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to receive and the nonprevailing party shall pay upon demand reasonable attorneys' fees in addition to any other remedy.

          11. HEADINGS. The section headings herein are included for convenience only and are not to be deemed a part of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                      I.D. SYSTEMS, INC., a Delaware corporation



                                      By:
                                           -------------------------------------
                                      Name:
                                           -------------------------------------
                                      Its:
                                           -------------------------------------



                                      INVESTOR


                                      By:
                                           -------------------------------------

                                      ------------------------------------------
                                      Principal Residence or Executive Office